Exhibit 10.5(b)

AMENDMENT TO THE

ALLERGEN RESEARCH CORPORATION

2013 STOCK PLAN

Effective January 20, 2015

This Amendment to the Allergen Research Corporation 2013 Stock Plan (as amended, the “Plan”) is effective as of the date first set forth above, such amendment having been approved by the Board of Directors of Allergen Research Corporation, a Delaware corporation (the “Company”), on January 16, 2015, and approved by the holders of a majority of the Company’s outstanding shares of voting capital stock on January 16, 2015, in each case in accordance with Section 13 of the Plan. Capitalized but undefined terms shall have the meanings provided in the Plan.

As of result of the foregoing approvals, the Plan is hereby amended as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1. STOCK SUBJECT TO THE PLAN. Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Four Million Five Hundred Forty-One Thousand Nine Hundred Eighty-Six (4,541,986) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Stock issuable upon the exercise of all outstanding Awards (together with options outstanding under any other stock plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.”

[Signature Page Follows]

The undersigned, being the duly elected and acting Secretary of the Company, hereby certifies that the foregoing amendment was duly approved and adopted by the Board of Directors and the Stockholders of the Company effective as of the date first referenced above.

By:	/s/ Rodney Young
Rodney Young, Secretary

Signature Page to Amendment to

Allergen Research Corporation 2013 Stock Plan